Exhibit (17)(b)

Electronic Voting Instructions

You can authorize your proxy by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to authorize your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m., EST , on March 26, 2010.

Authorize your proxy by Internet
• Log on to the Internet and go to
www.investorvote.com/ARCC
• Follow the steps outlined on the secured website.

Authorize your proxy by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

 IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

For	Against	Abstain	For	Against	Abstain

1.  To approve the issuance of the shares of Ares Capital common stock to be issued pursuant to the Agreement and Plan of Merger, as such agreement may be amended from time to time, dated as of October 26, 2009, among Ares Capital, Allied Capital Corporation and ARCC Odyssey Corp., a wholly owned subsidiary of Ares Capital.

☐	☐	☐

2.  To approve the adjournment of the Ares Capital special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Ares Capital special meeting to approve Proposal 1.

			☐	☐	☐

Non-Voting Items

Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as an attorney, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

 IF YOU HAVE NOT AUTHORIZED YOUR PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ARES CAPITAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARES CAPITAL CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS MARCH 26, 2010

The undersigned hereby appoints Michael J. Arougheti, Michael D. Weiner, Joshua M. Bloomstein and Karen A. Tallman, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Special Meeting of Stockholders of Ares Capital Corporation (“Ares Capital”) to be held at The Westin Grand, 2350 M Street Northwest, Washington, D.C. 20037 on March 26, 2010 at 3:00 p.m., Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned acknowledges receipt from Ares Capital prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO EITHER PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE RELEVANT PROPOSAL. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the board of directors knows of no other business to be presented at the meeting.

Please mark, sign, date and return this proxy in the enclosed envelope.

Your vote is important. Please vote immediately.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE